Exhibit 10.1
SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release (the "Settlement Agreement") is made as of this 9th day of May, 2008 (the "Effective Date") by and among, HORN CAPITAL REALTY, INC (“Horn”), a domesticated Florida Corporation, and JONATHAN S. HORN, individually, on the one hand, and EACO CORPORATION (“EACO”), a Florida Corporation, on the other hand (collectively, the "Parties").

WHEREAS, on or about August 12, 2004, EACO and Horn entered into a Letter Commission Agreement (“Commission Agreement”) wherein the Parties memorialized terms related to Horn’s entitlement to a commission on sale-leaseback financing for EACO; and

WHEREAS, disputes and differences arose between EACO and Horn resulting in Horn filing a Complaint in August 2005 in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida (Case No. 05-15797-CA-31) alleging (i) breach of the Commission Agreement, (ii) breach of the implied covenant of good faith and fair dealing, and (iii) unjust enrichment (in the alternative), (the “Lawsuit”).

WHEREAS, EACO filed an Answer containing affirmative defenses to Horn’s Complaint in the Lawsuit.

WHEREAS, as of the Effective Date of this Agreement, the Lawsuit remains pending in Miami-Dade County, Florida.

WHEREAS, in the interest of avoiding the time, expense, and uncertainty associated with a continuation of the Lawsuit, the Parties have agreed to resolve and settle the Lawsuit, and all other existing disputes between and among them pursuant to the settlement terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing promises and the mutual covenants contained herein, and for valid consideration, the Parties, intending to be legally bound, agree as follows:

1.  Recitals Incorporated.

The foregoing Whereas clauses are incorporated herein by reference and are not mere recitals but are integral to this Settlement Agreement.

2.  Payment.

EACO agrees to and shall pay to Horn the total sum of Five Hundred and Fifty Thousand and No/100 Dollars ($550,000) within three (3) business days of the execution of this Settlement Agreement by the Parties. The payment shall be made by wire transfer to the trust account of Hall, Lamb and Hall, P.A. where it will be held in trust until the Dismissal described in paragraph 4 below is filed in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida.

3.  Mutual General Releases.

By execution of this Settlement Agreement, Jonathan S. Horn and Horn and each of their agents, representatives, affiliates, successors and assigns, release, acquit, forever discharge, and covenant not to sue EACO and/or their current and former officers, directors, successors, employees, agents or assigns for any and all claims, demands, actions, causes of action, liabilities, expenses, damages, covenants, contracts, controversies, agreements, promises, variances, judgments, executions, claims and demands of any kind whatsoever, in law or in equity, which Jonathan S. Horn and/or Horn has, had or may have against EACO, and/or their current and former officers, directors, and successors, employees, agents or assigns, by reason of any matter, cause or thing whatsoever, from the beginning of the world to the day of these presents arising out of or related to the Commission Agreement or Lawsuit (“Released Claims”). This Release does not release any obligations under the terms of this Settlement Agreement.

By execution of this Settlement Agreement, EACO and each of its agents, representatives, affiliates, successors and assigns, releases, acquits, forever discharges, and covenants not to sue Jonathan S. Horn and Horn and/or their current and former officers, directors, successors, employees, agents or assigns for any and all claims, demands, actions, causes of action, liabilities, expenses, damages, covenants, contracts, controversies, agreements, promises, variances, judgments, executions, claims and demands of any kind whatsoever, in law or in equity, which EACO has, had or may have against Jonathan S. Horn and/or Horn, and/or their current and former officers, directors, and successors, employees, agents or assigns, by reason of any matter, cause or thing whatsoever, from the beginning of the world to the day of these presents arising out of or related to the Commission Agreement or Lawsuit (“Released Claims”). This Release does not release any obligations under the terms of this Settlement Agreement.

4.  Dismissal of the Lawsuit and Counterclaim.

Within three (3) business days of Horn’s receipt of the settlement funds referenced in paragraph 2 above, Horn shall file a voluntary dismissal with prejudice (the “Dismissal”) with respect to the Lawsuit. Each of the Parties shall bear its own attorneys’ fees and costs in connection with the Lawsuit and the negotiation of this Agreement.

5.  Attorneys’ Fees and Costs of Enforcement of Settlement Agreement.

It is understood and agreed by the Parties that the prevailing party, in any litigation arising out of or to enforce the terms of this Settlement Agreement, shall be entitled to recover its reasonable attorneys’ fees and costs from the non-prevailing party.

6.  Representations.

The Parties each hereby further warrant, represent, and acknowledge to each other that:

(a)  they have the right and authority to execute this Settlement Agreement and to receive the consideration given therefor;

(b)  they have not sold, assigned, transferred, conveyed, or otherwise disposed of any of the Released Claims covered by this Settlement Agreement;

(c)  the consideration received by them for entering into this Settlement Agreement is fair, reasonable, sufficient, just, and adequate and constitutes lawful consideration supporting the execution of this Settlement Agreement;

(d)  through their duly authorized representative(s), they have reviewed all provisions of this Settlement Agreement in full, have reviewed those provisions with their attorneys, and understand them and voluntarily agree to be bound thereby; and

(e)  they are entering into this Settlement Agreement based solely and exclusively upon their and/or their attorneys’ own analyses of the facts and/or information of which they and/or their attorneys are independently aware and not based upon or in reliance upon any statements and/or representations of the other Parties (except to the extent such statements and/or representations are fully and expressly set forth herein).

7.  Miscellaneous.

It is understood and agreed to by the Parties that this Settlement Agreement:

(a)  is in settlement and compromise of disputed claims and that nothing contained in this Settlement Agreement (including, but not limited to, any consideration contained herein) is to be construed as an admission of liability;

(b)  shall be binding on all and shall inure to the benefit of the Parties and their respective past, present, and future, officers, directors, members, owners, shareholders, employees, predecessor-, successor-, affiliated-, and parent-corporations (and the officer, directors, shareholders, and employees of said corporations), assigns, attorneys, agents, legal representatives, heirs, dependents, executors, and administrators;

(c)  may be executed and delivered in counterparts any of which shall be an original and all of which shall constitute one agreement. A copy of any signature on a signature page or a signature by fax shall be valid and binding as an original signature;

and

(d)  shall not be construed against any of the Parties as drafter.

8.  Governing Law and Jurisdiction.

This Settlement Agreement shall be deemed to have been written, approved, and accepted in Miami-Dade County, Florida, and the construction, interpretation, and enforcement of this Settlement Agreement, shall be governed by and construed under the laws of the State of Florida, excluding its conflict of law rules or provisions. The Parties agree that the Circuit Court in Miami-Dade County, Florida shall retain jurisdiction to enforce the terms of this Agreement and that any action or motion regarding enforcement of this Agreement may only be brought in Miami-Dade County Circuit Court.

9.  Entire Agreement.

This Settlement Agreement constitutes the entire agreement between the Parties. No prior or contemporaneous oral or written agreement between the Parties relating to this Settlement Agreement shall be binding on the Parties. This Settlement Agreement may not be modified except by a written modification signed by the party against whom enforcement is sought.

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HORN CAPTIAL REALTY, INC.	EACO CORPORATION

By /s/ Jonathan S. Horn	By /s/ Glen Ceiley
Jonathan S. Horn, President	Glen Ceiley, Chairman and CEO
Date Signed: May 9, 2008	Date Signed: May 9, 2008

JONATHAN S. HORN, individually

By /s/ Jonathan S. Horn
Jonathan S. Horn, President
Date Signed: May 9, 2008